UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2021

H-CYTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E Kennedy Blvd Ste 700 Tampa, FL	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Arthur S. Marcus, Esq

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

31st Floor

New York, New York

10036 (212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 23, 2021, H-Cyte, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Michael Yurkowsky, the Company’s Chief Executive Officer, to continue to serve as the Chief Executive Officer of the Company. Under the Employment Agreement, which commenced on December 1, 2021 (the “Effective Date”) and has a term of one year from the Effective Date (the “Employment Period”), Mr. Yurkowsky will receive a base salary of $180,000 per year. Upon the expiration of the Employment Period, Mr. Yurkowsky’s employment with the Company will be on an at-will basis.

In addition to his base salary, Mr. Yurkowsky may receive an one-time cash bonus in gross amount equal to $100,000 if (i) the Company’s stock is listed and quoted on the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or the New York Stock Exchange; or (ii) the Company secures and receives financing of at least $10,000,000.

As additional compensation, Mr. Yurkowsky shall receive shares of common stock of the Company representing 1% of the Company’s fully diluted equity as of the grant date if the Company achieves a market capitalization of at least $250 million for 60 consecutive days during the Employment Period (the “Equity Award”). If the Company achieves a market capitalization of at least $500 million for 60 consecutive days during the Employment Period, the Executive shall receive an additional Equity Award of 1%, such that he has in the aggregate received shares of common stock of the Company representing 2% of the Company’s fully diluted equity as of the date of grant.

In general, during his employment and for a period of one year thereafter, Mr. Yurkowsky is prohibited from (a) competing with the Company within its territory; (b) soliciting the Company’s customers for a competing business; or (c) soliciting the Company’s employees for a competing business.

As more specifically described and set forth in the Employment Agreement, the Employment Agreement contains certain rights of Mr. Yurkowsky and the Company to terminate Mr. Yurkowsky’s employment, including a termination by the Company for “Cause” as defined in the Employment Agreement, and specifies certain compensation following termination without during the Employment Agreement.

The foregoing summary of the terms and conditions of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed as part of this report:

Item 9.01	Exhibits

Exhibit No.	Description

10.1	Employment Agreement between H-Cyte, Inc. and Michael Yurkowsky dated December 23, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H-CYTE, INC.

Date: December 27, 2021	By:	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer